Exhibit 3.270

Estado Libre Asociado de Puerto Rico

Commonwealth of Puerto Rico

DEPARTMENTO DE ESTADO

Department of State

CERTIFICADO DE CORRECCTIÓN COMPAÑÍA DE RESPONSABILIDAD LIMITADA

CERTIFICATE OF CORRECTION LIMITED LIABILITY COMPANY

Tipo de documento:

Type of document

Registro nŭmero:

Register number

X Doméstica	Foránea estadounidense	Foránea no estadounidense
Domestic	Foreign U.S.	Foreign Non U.S.

: EI/Los Articulo(s): de , una compaňia de responsabilidad limitada queda(n corregido(s) para que lea(n) como sigue:

FIRST: Article(s): SECONDof

BURLINGTON COAT FACTORY OF PUERTO RICO, L.L.C a limited liability company has/have been corrected so that it/they read(s) as follows:

THE STREET AND MAILING ADDRESS OF THE MAIN OFFICE OF BUSINESS IS:

BANCO POPULAR CENTER, SIXTEEN FLOOR PO BOX 190998

SAN JUAN, PR 00918-0998 SAN JUAN, PR 00919-0998

SEGUNDO: El corrregido tendră vigencia a partir de la fecha de radicación del documento original, excepto para las personas afectadas de forma sustancial adversa por la corrección, para las cuales el documento corregido regirá a partir de su fecha de radicacion.

SECOND: The corrected document shall be effective as of the filing date of the original document, except for the persons who are substantially and adversely affected by the correction, for whom the corrected document shall be effective from the filing date thereof.

EN TESTIMONIO DE LO CUAL, Yo, , oficial Autorizado que suscribe, juro que los contenidos en este Certificado son ciertos, hoy dia del mes de de año .

IN WITNESS WHEREOF, I, BRUNILDA RODRIGUEVELEZ Authorized Official who signs this certificate, hereby swear that the facts herein are true, this 18 day of JUNE ,2007 ,

/s/ Brunilda Rodriguesz Velez

Oficial Autorizado

Authorized Officer

[GRAPHIC APPEARS HERE] Brunilda Rodriguesz Velez

Cifra de Ingreso

R4391—$37.50

R4392—$12.50

Total— $50.00

Rev. Mar.,2005 MDP/CM

ESTADO LIBRE ASOCIADO DE PUERTO RICO

COMMONWEALTH OF PUERTO RICO

DEPARTAMENTO DE ESTADO

DEPARTMENT OF STATE

CERTIFICADO DE ORGANIZACION

CERTIFICATE OF ORGANIZATION

PRIMERO: EI nombre de la compañia de responsabilidad limitada es

FIRST: The name of the limited liability company is BURLINGTON COAT FACTORY OF PUERTO RICO, LLC

EI nombre debera identificar el termino bajo el cual estara registrada, debera escoger uno:

The name should have the term by which the company will go to be registered, please choose one:

compañia de Responsabillidad Limitada C.R.L.

Limited Liability Company L.L.C

o la designacion: or the designation:

CRL LLC

La compañia de responsabilidad limitada es:

The limited liability company is:

Foraánea	Foranea no estadounldense		Domestica X
Foreign	Foreign	( not from the U.S.)	Local

SEGUNDO: La direccion fisica y postal de la oficina principal es ( incluya calle, numero y municipio)

SECOND: The street and mailing address of the main office of business is (include street, number and municipality)

PO BOX 190998

SAN JUAN, PUERTO RICO 0019-0998

THE STREET AND MAILING ADDRESSES ARE THE SAME

TERCERO: El nombre y la direccion fisica y postal del agente residente autorizado para recibir emplazamlentos-en nombre de la compania de responsabillidad limitada es (incluya calle, numero y municipio):

Third: The name and street and mailing address of the resident agent authorized to receive service of process on behalf of the limited liability company is (include street, number and municipality)

ARNALDO VILLAMIL, MARTINEZ ODELL & CALABRIA PO BOX 190998

BANCO POPULAR CENTER SIXTEENTH FLOOR SAN JUAN, PR 00919-0998
SAN JUAN, PUERTO RICO 00918-0998

CUARTO: El (los) nombre(s) y la(s) direccion(es) fisica y postal del(los) administrador(es) o miembro(s) es (son)

(incluya calle, numero y municipio):

FOURTH: The name(s) and street and mailing addresses of the administrator(s) or member(s) are (include street, number and municipality):

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
1830 ROUTE 130 NORTH

BURLINGTON, NJ 080110

THE STREET AND MAILING ADDRESSES ARE THE SAME.

Crtificado de Organizadón

Certificate of Organization

QUINIO: El negocio que la compañia de responsabilidad llmitada desempeaña es el siguiente:

FIFTH; The business that the limited lability company carries out is the following.

RETAIL DEPARTMENT STORES AND ANY OTHER LEGALLY PERMISSIBLE PURPOSE.

SEXTO: El nombre y la dirección fisica y postal de Ia persona autorizada a presenter el Certificado de Organizacion es

(incluya calle, numero y municipio)

SIXTH: The name and street and mailing address & of the person authorized to register the Certificate of Organization

ARNALDO VILLAMIL, MARTINEZ ODELL & CALABRIA BANCO POPULAR CENTER SUITE 1600

SAN JUAN, PUERTO RICO 00918-0998 P0 BOX 190998,. SAN JUAN, PR 00919-0998

SÉPTIMO: El térrnino de existencia de Ia compañia de responsabillidad limitada será (deberá escoger uno):

SEVENTH: The term of existence of the limited liability company wlil be (you must choose one):

Favor de indicar con una “x” la fecha en que la compañia de responsabllldad llmitada tendrá vigencia:

Please indicate with an “x” the date on which the limited liability company will be effective:

X La fecha de radicación

filing date

— La siguiente fecha (que no excederá de 90 dias a partir de Ia fecha de radicaclón):

The following date (which will not exceed 90 days from the filing date):

(Dia, y año/ day, month and year,)

EN TESTIMONIO DE LO CUAL, Yo (Nosotras), BRUNILDA RODRIGUEZ soy (somos) el (los) miembro(s), administredor(es) o persona(s) autorizada(s) de formar una compañia de responsabilidad llmitada conforime a la Ley General de Corporaciones de 1995, segun enmendada por la Ley Num. 487 de 23 de septiembre de 2004, declaro (declararamos) bajo pena de perjurlo que los datos contenidos en esta solicitud son dertos, hoy, 14de de 2007.

IN WITNESS WHEREOF, I (We), being

the member(s), administrator(s) or authorized person (s), responsible of forming limited liability company pursuant to the General Corporations Act of Puerto Rico of 1995, as amended by the Pubic Law 487 of September 23rd, 2004, hereby declare under penalty of perjury that the facts herein stated are true, this day of

JUNE, 2007

Brunilda Rodriguez

Persona Autorizada

Authorized Person

Cifra de Ingreso

R4391: $37.50

R4392: $12.50

$50.00